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                                                                    EXHIBIT 99.3
                        INCENTIVE STOCK OPTION AGREEMENT

     This Agreement is made as of the 10th day of January 1998, between HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation (the "CORPORATION"), and Marc Peperzak (the "EMPLOYEE").

     1. STOCK OPTION. Pursuant to the Incentive Stock Option Plan dated October 25, 1995 of Horizon Organic Dairy, Inc., a Colorado corporation and wholly-owned subsidiary of the Corporation, which plan as assumed by the Corporation on May 29, 1997 (the "PLAN"), the Corporation hereby grants to the Employee an option to purchase 15,000 shares of the authorized and unissued common stock of the Corporation at a price of $6.50 per share (the "OPTION").

     2.  TIME AND METHOD OF EXERCISE OF THE OPTION.

          (A) Notice. The Option may be exercised in whole or in part by delivery to the Corporation of written notice in the form of the Notice of Exercise of Stock Option attached as Exhibit A specifying the number of shares with respect to which the Option is exercised and by making full payment in cash or certified check of the purchase price for such shares.

          (B) TIME OF EXERCISE. Commencing on January 10, 1999 the Option may be exercised only to the extent of twenty-five percent of the total number of shares covered by this Option. An additional twenty-five percent of the total number of shares covered by this Option may be exercised on each successive anniversary thereof. The provisions of this subparagraph (b) are limited as otherwise provided in paragraph 6.

          (C) ACCELERATED VESTING. Notwithstanding the restrictions on exercise set forth in paragraph 2(b) above, Employee may exercise this Option for all the shares covered by this Option in the event: (i) Employee's employment with the Corporation terminates because of Employee's death or disability; or (ii) the Corporation participates in a merger, share exchange or consolidation with another corporation in which the Corporation is not the survivor, the Corporation sells all or substantially all its assets, or any person or party acquires control of a majority of the issued and outstanding shares of the Corporation's common stock.

     3. ADJUSTMENT OF THE OPTION. In the event of any change in the capital structure of the Corporation through consolidation, stock dividend, split-up or other change, appropriate proportionate adjustment shall be made in the number and purchase price of the shares which may be purchased by the exercise of the option.

     4.  EXPIRATION OF OPTION.  The Option shall expire (i) December 17, 2002;
(ii) three months following the termination, for any reason other than death or disability, of the employment of the Employee by the Corporation; (iii) one year following the termination, on account of death or disability, of the employment of the Employee by the Corporation; or (iv) upon the completion of the merger or sale of substantially all of the stock or assets of the Corporation, with or to another corporation unless the other corporation elects to continue the Plan.

     5. INVESTMENT REQUIREMENT. The Employee hereby agrees to purchase any shares by exercise of the Option for investment purposes only and not to resell any such shares in any

                                       1.
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manner violating the Securities Act of 1933 (the "ACT"), as amended, any rules promulgated thereunder, or any applicable state statute. Employee hereby confirms that he has been advised of and understands the restrictions on resale of stock by virtue of Rule 144 promulgated under the Act. This restriction or notice thereof shall be placed upon the certificate representing any shares purchased.

     6. TRANSFERABILITY. The Option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by him.

     7. NOTICE TO THE CORPORATION ON SALE OF OPTION SHARES. If Employee sells any Option Shares (i) within two years of the date of this Agreement, or (ii) within one year of the date the Option Shares are transferred to him pursuant to this Agreement, Employee shall notify the Corporation of the date and terms of such sale. Employee agrees to permit the Corporation to withhold any required income and payroll taxes from his compensation to the extent required under Treasury Regulation Section 1.83-6 to permit the Corporation to obtain a deduction for the amount of compensation income realized by the Employee as a result of such sale. This notice requirement shall be indicated by a restrictive legend on any share certificates issued to Employee pursuant to the terms of this Agreement.

     8. BENEFIT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

     9. NO RIGHTS; NO OTHER OPTIONS. Employee hereby acknowledges that the adoption of the Plan and the grant of the Option pursuant to this Agreement shall not be construed as giving Employee any legal or equitable right against the Corporation or any other person except as specifically provided in this Agreement, nor shall this Agreement be construed as giving Employee the right to be retained in the employment of the Corporation. Employee hereby acknowledges that he has no right to acquire any shares of the stock of the Corporation by the exercise of an option except as expressly set forth in this Agreement or in another written agreement executed by Employee and the Corporation.

     10. EMPLOYEE SHAREHOLDERS AGREEMENT. Employee agrees and acknowledges that Employee shall be required to enter into an Employee Shareholders Agreement, as a condition to the exercise of the Option, which shall restrict the Employee's ability to pledge, transfer or sell the Corporation's stock acquired upon exercise of the Option, shall grant the Corporation a right of first refusal on such stock, and shall grant the Corporation certain redemption rights on such stock. The Employee Shareholders Agreement shall be in such form as adopted by the board of directors of the Corporation from time to time.

     11. NOTICE. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses as shall be specified in any notice given):

                                       2.
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          In the case of the Corporation:

          Horizon Organic Holding Corporation
          6311 Horizon Lane
          Longmont, CO 80503

          In the case of Employee:

          Marc Peperzak

          ----------------------------
          ----------------------------
          ----------------------------

     12. Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the duly authorized representatives of all of the parties hereto.

     13. INTERPRETATION. This Agreement shall be construed as a whole and in accordance with its fair meaning. Captions are for convenience only and shall not be used in construing meaning. This Agreement and all the schedules or exhibits incorporated herein by reference shall be interpreted in accordance with the laws of the State of Colorado.

     14. GENDER, TENSE, ETC. Whenever the masculine, feminine or neuter genders are used herein, as required by the context or particular circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the present or past tense is used in this Agreement and the context or circumstances require another interpretation, the present shall include the past and future, the future shall include the present, and the past shall include the present.

     15. SEVERABILITY. Notwithstanding paragraph 16 below, if any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then that provision shah be stricken and of no force and effect. The remaining provisions of this Agreement, however, shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     16. ALL TERMS MATERIAL. The parties hereby expressly acknowledge and agree that each and every term and condition of this Agreement is of the essence of this Agreement, constitutes a material part of the bargained-for consideration without which this Agreement would not have been executed, and is a material part of the Agreement.

     17. NO ORAL CHANGE; AMENDMENT. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modification is sought. This Agreement may be amended only in writing by mutual consent of the parties.

                                       3.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the above date.


ATTEST:                          HORIZON ORGANIC HOLDING CORPORATION


By:_______________________         By:_________________________
Its:______________________         Its:________________________


EMPLOYEE:


__________________________       Employee's Social
Marc Peperzak                    Security Number:______________

                                       4.
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                                ATTACHMENT III

                      NOTICE OF EXERCISE OF STOCK OPTION


Horizon Organic Holding Corporation
6311 Horizon Lane
Longmont, CO 80503

Ladies and Gentlemen:

     The undersigned has been granted options to purchase shares of the common stock (the "STOCK") of Horizon Organic Holding Corporation, a Delaware corporation (the "CORPORATION") pursuant to the terms of the Incentive Stock Option Plan (the "PLAN"), Stock Option Grant Notice ("GRANT NOTICE") and Incentive Stock Option Agreement (the "OPTION"); and, by executing this Notice, the undersigned hereby exercises his option to purchase an aggregate of _________________________ shares of Stock at a price of $6.50 per share. The exercise of the option effected hereby is subject to and pursuant to the terms of the Plan and the Option.

     The undersigned hereby exercises the Option for _________________________ shares of Stock of the shares granted to me under the Option. Cash or certified funds in the amount of $__________ representing the exercise price for the above shares of Stock, accompany this Notice. Please register my shares of Stock as indicated below and mail the certificate representing the shares of Stock to me at the following address:



                          __________________________
                          __________________________


                   Register shares in the following manner:


                          __________________________
                          __________________________


                   Mail certificate to the following address:


                          __________________________
                          __________________________



Date:_______________________        __________________________________
                                    [Signature]

                                       5.